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                                                               Exhibit No. 10.02

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                   SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT

      This Agreement is made this 16th day of January, 2003 ("Effective Date") by and between Netegrity, Inc., a Delaware corporation with its principal place of business at 52 Second Avenue, Waltham, Massachusetts 02451 as licensee ("Netegrity") and Business Layers, Inc., a Delaware corporation with its principal place of business at 365 West Passaic Street, Rochelle Park, New Jersey 07662, as licensor ("Licensor").

1. DEFINITIONS

      (a) The term "APPLICATION PACKAGE" means the Program (defined below) combined with an integration module and (i) embedded, (ii) bundled or (iii) sold contemporaneously with or subsequent to the sale of Netegrity's [**] software (or software which replaces the [**] software). The Application Package shall include all enhancements, improvements, and modifications thereof, and all supporting Documentation relating thereto and shall be identified by Netegrity by a separate product number. Notwithstanding any provision to the contrary herein, the Application Package does not include the [**] software which is identified via a separate product number.

      (b) The term "NETEGRITY" means Netegrity, Inc. and its subsidiaries and affiliates. Subsidiary means a company which is majority-owned by Netegrity.

      (c) The term "DISTRIBUTOR" means a person or entity which is authorized by Netegrity to market and distribute copies of software either on a standalone basis or as embedded, integrated or bundled with Distributor's product to End-Users, either directly or via subdistributors.

      (d) The term "DOCUMENTATION" means technical documentation, training materials and, as available, End-User manuals, in both human readable and electronic form. The Documentation is further described in Schedule A.

      (e) The term "END-USER" means an entity or person authorized to use the Application Package, under a license agreement, which may be in the form of a shrink-wrap or click-wrap license, provided by either Netegrity or its Distributors in accordance with Section 2.2, and without the right to further sublicense. The limitation on the right to sublicense shall not prevent End Users from providing access to the Application Package or Program to its customers, partners, sub-contractors or affiliated companies so long as such access is related to the beneficial use of End Users. In the event Netegrity licenses the Application Package or Program to an End User who will use the Application Package or Program as a provisioning Application Service Provider (i.e. timeshare, facilities management, outsourcing, service bureau, data processing service), Netegrity and Licensor shall mutually agree on an appropriate fee structure to determine the royalty fee which Netegrity will pay to Licensor for such license. Notwithstanding the foregoing, Netegrity will remain free at all times to set End User pricing at its discretion.

      (f) The term "INTERNAL USE" means the use of the Application Package and/or Program in connection with the marketing and distribution of the Application Package for demonstrations, End Users or Distributor evaluation, integration, testing, benchmarking, maintenance, customer
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            support, training and integration-related development of the
            Application Package or [**] pursuant to Section 19 of this Agreement. Use of the Application Package for the foregoing limited uses, by application developers, Distributors or End Users with whom Netegrity has a binding agreement shall also be considered Internal Use. Internal Use does not include Netegrity's production use of the Program or Application Package for its own benefit. Netegrity shall have the right to purchase under the provisions of this Agreement the Program or Application Package for its own production use provided it pays to Licensor a purchase fee equal to the applicable minimum royalty fee specified in Section 3 of Schedule C, however, such purchase fee will not be credited against the quarterly minimum royalty fees paid by Netegrity.

      (g) The term "OPERATING ENVIRONMENT(S)" means operating system software, independent of hardware, on which the Program is or shall be operable as listed in Schedule B. Except as otherwise provided in Schedule B, additional Operating Environments may be added to Schedule B by mutual agreement of the parties.

      (h) The term "NET LICENSE FEE" means the license fee due and payable by an End User or Distributor to Netegrity for the Application Package, less any reseller fees, referral fees and discounts (applied as described herein) credits or refunds related to the distribution or sale of the Application Package or Program, non-recoverable sales tax, VAT or other taxes related to the distribution or sale of the Application Package or Program or other deductions related to the distribution or sale of the Application Package or Program. Net License Fees do not include maintenance and support fees.

      (i) The term "PROGRAM" means Licensor's application software program known as eProvision Software (inclusive of the workflow component [**] version which will be created pursuant to Schedule E) or any subsequent product that replaces the eProvision software, which is or shall be made operable on the Operating Environment(s), and includes any commercially available country or language-specific version of the Program created by Licensor which is substantially equivalent, together with all enhancements, improvements, and modifications thereof, and all supporting Documentation relating thereto. The Program is further described in Schedule A.

      (j) The term "RELEASE" means a more current edition of the software and related documentation for the purpose of codification of all previously created enhancements, improvements and modifications.

2. GRANT

2.1 Subject to the terms and conditions specified in this Agreement, Licensor grants and Netegrity hereby accepts a nonexclusive, world-wide, nontransferable, revocable, limited license to:

      (a)   use the Program and Application Package for Internal Use;

      (b)   copy and distribute the Program, but only with the Application
            Package;

      (c) embed, integrate, bundle or combine the Program into or with IdentityMinder;

      (d) develop, translate, modify and make derivative works of the portion of the Application Package which Netegrity provides;

      (e) sublicense the use of the Program, but only as an integrated part of or bundled with the Application Package, to potential End-Users or Distributors for a reasonably limited period of time for evaluation, including beta testing of the Application Package;

      (f) sublicense the rights granted in subparagraphs (a), (b) and (d) above to Distributors, and sublicense the rights granted in subparagraphs (a), (c) and (d) above to contractors hired by Netegrity, in both situations solely for the purposes of exercising the rights and licenses granted

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            herein, subject to the distributors and/or contractors being bound by the obligations contained here relating to the Program and, as between Netegrity and Licensor, Netegrity shall be liable for any performance by Distributor or contractor which would constitute a material breach of this Agreement; and

      (g) provide a perpetual license to the Program, but only as part of the Application Package, to End-Users, either directly or through sub-distributors.

      Notwithstanding any provision herein to the contrary, for a period of (i) 180 days from the effective date of this Agreement, or (ii) from the effective date of this Agreement up to the date Netegrity first ships the Application Package, whichever is sooner, Licensor hereby grants a license to Netegrity to provide a perpetual sub-license to the Program, on a stand-alone basis, to End Users, either directly or through Distributors, in which case the Netegrity obligations contained herein with respect to the Application Package, will apply to the Program and Netegrity shall have the rights set forth in Sections 2, 6, 10, 14 and 19 of this Agreement.

2.2 Prior to Netegrity's delivery of the Application Package to End-Users or Distributors, Netegrity shall ensure that each End-User and Distributor has subscribed to software protection obligations substantially the same as those contained in this Agreement including reasonable nondisclosure obligations covering End User's or Distributor's use of Licensor's technical information.

2.3 Title to the Program and all enhancements, improvements and modifications made thereto shall remain with Licensor. Notwithstanding anything to the contrary, title to Netegrity software as referenced in this Agreement and enhancements, improvements, and modifications made thereto shall remain with Netegrity.

2.4 Licensor hereby grants to Netegrity, and Netegrity accepts, a non-exclusive, royalty-free license under Licensor's copyrights in Licensor's Documentation to (and to permit Distributors to), solely for use with the Application Package:

      (a) translate, edit, reformat, rewrite and create derivative works of the Documentation;

      (b) incorporate the Documentation, in whole or in part, into other written materials prepared by or for Netegrity;

      (c)   use the Documentation for Internal Use; and

      (d) reproduce and distribute modified and original versions of the Documentation from master media worldwide, in hard copy or in an on-line format, and, if such Documentation is in an on-line format, allow Distributors and End-Users to make print copies of the same.

      Documentation that is delivered to the U.S. Government shall include a restrictive rights legend. In addition, Documentation shall contain the Copyright notice specified in Section 12 of this Agreement and any third party Copyright or proprietary right notice which Licensor is required by written agreement to include in the Documentation provided Licensor notifies Netegrity in writing of such requirement.

2.5 Notwithstanding Section 7.1, the parties will mutually agree on a solution to addressing Netegrity's concerns regarding the [**]. In the event the parties can not agree on a solution to this issue within fifteen (15) days of the effective date of this Agreement, Netegrity shall have the right to delay payment of the quarterly minimum royalty payments set forth Schedule C until such time as the parties mutually agree on a solution. A breach of this Section 2.5 shall not be deemed a [**] provision under Section 7.4.

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3. INTEGRATION, TESTING AND ACCEPTANCE OF PROGRAM

3.1 Licensor will carry out the [**] services specified in Schedule E. The delivery dates for deliverables will be set forth in Schedule E. Licensor shall dedicate the appropriate resources to ensure that the [**] services detailed in Schedule E are performed within the specified time frames. Licensor agrees that time is of the essence in the performance of the [**] services.

3.2 Licensor shall deliver Documentation for the Program in accordance with the specifications in Schedule A and delivery requirements for the Program as set forth in this Agreement.

3.3 Licensor shall ship to Netegrity a diskette of the Program for each order of the Application Package or Program received by Netegrity from an End User or Distributor. Licensor shall ensure that Netegrity maintains an inventory of not less than 10 copies of the Program during the term of this Agreement. Subject to the provisions in this Agreement, Netegrity shall have the right to distribute the Application Package and/or Program via private labeled diskette or via electronic download.

4. PAYMENTS

4.1 Netegrity shall pay to Licensor the fees set forth in Schedule C as sole and complete compensation to Licensor for the licenses and services granted or performed hereunder.

4.2 Unless otherwise indicated in Schedule C, within thirty (30) days after the end of each quarter Netegrity shall deliver to Licensor a report which details the royalty fees due for that quarter and other details (excluding End User names) reasonably required by Licensor. Payments shall be due immediately upon delivery of the report and shall be submitted no later than fifteen (15) days after delivering such report, at the address specified in Section 20.7. All payments shall be in U.S. dollars, and are net of any taxes, duties, excises, withholding taxes or tariffs now or hereinafter imposed on the Program or the Application Package required to be paid by Netegrity. Any taxes, duties, excises, withholding taxes, tariffs, fees, assessments or levies shall be the responsibility of Netegrity with the exception of any taxes based on the net income of Licensor. With each quarterly payment, Netegrity shall provide to Licensor an accounting of the sublicenses granted by Netegrity during that calendar quarter detailing the number of units sold and the amount due.

4.3   Netegrity shall pay Licensor no less than the royalty due under Section
      4.1 except as otherwise mutually agreed between the parties on a case-by-case basis.

5. TERM OF AGREEMENT

5.1 The initial term of this Agreement shall be three (3) years commencing on the date first written above. This Agreement, unless otherwise terminated as provided herein, shall be automatically extended for additional terms of one (1) year each, unless a party gives written notice to the other party of it's intent to terminate the Agreement at least one hundred and eighty (180) days prior to the end of the initial term or any renewal term or in accordance with the provisions of Section 5.2 and 5.3 below. If this Agreement terminates due to such written notice, the provisions of Section
      14.2 below shall govern.

5.2 After the initial 12 months of this Agreement, Netegrity may terminate the Agreement at any time upon ninety (90) days prior written notice, without cause. In the event of such termination,

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      Netegrity shall pay the pro-rata portion of the Minimum Royalty Fee as specified in Schedule C hereto, calculated up to the termination effective date.

5.3 After the initial 18 months of this Agreement, Licensor may terminate this Agreement by providing eighteen (18) months prior written notice provided Licensor continues to provide the support and maintenance services as specified in Section 14.

6. SUPPORT AND MAINTENANCE AND PROGRAM MANAGEMENT

6.1   Licensor shall provide the support and maintenance described in Schedule
      D. During the initial term of the Agreement, at Netegrity's option, Licensor will make available to Netegrity up to two dedicated full time (i.e. 5 days a week and a minimum of 8 hours per day) systems engineers to support Netegrity. Each system engineer shall meet the technical requirements set forth in Schedule A and such individuals will be subject to the reasonable approval of Netegrity.

      Each system engineer shall be an employee of Licensor and Licensor shall be solely responsible for paying the system engineer's salary and benefits. In the event Netegrity exercises it option hereunder, Netegrity will pay Licensor $[**] per systems engineer for such service, plus reasonable actual travel and expenses in accordance with Netegrity's travel policy. Payments shall be made on a quarterly basis in advance of the applicable quarter.

      Licensor shall provide one (1) system engineer as of the effective date of this Agreement and will provide the second system engineer within sixty
      (60) days of the effective date of this Agreement. In the event Netegrity wishes to terminate, reduce or increase the number of system engineers hereunder, it shall provide Licensor three (3) months prior notice, provided, however, that in the event a system engineer fails to meet the reasonable performance requirements established by Netegrity from time to time, Netegrity shall have the right to terminate that system engineer services with seven (7) days notice to Licensor. In the event of termination of the system engineer services for any reason, Licensor shall issue Netegrity a refund equal to a pro-rata portion of the unused pre-paid fees for the system engineer and at Netegrity's option, shall replace the system engineer within sixty (60) days with an individual acceptable to Netegrity.

6.2 Licensor shall designate a Program Manager who shall act as a dedicated liaison between Licensor and Netegrity. At a minimum, the Program Manager shall be responsible for ensuring that the [**], testing and integration services are performed in accordance with this Agreement. If requested by Netegrity, the Program Manager or someone equally qualified on his behalf, shall be required to travel to Netegrity's development and testing offices no less than two (2) times a quarter until such time as the [**] work specified in Schedule E has been completed and Licensor shall be solely responsible for the travel expenses associated with such travel.

7. SOURCE CODE ESCROW

7.1 Licensor shall place the Program Source Code Materials in escrow with a mutually agreed upon United States based third party software escrow agent upon execution of this Agreement, in accordance with the escrow agent's standard agreement provisions as modified by the terms of this Agreement. For the purpose of this provision the "Program Source Code Materials" shall mean the source code of the Program excluding any third party technology embedded, integrated, bundled or combined in or with the Program unless Licensor has the rights to provide the third party source

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      code to Netegrity hereunder in which case the third party source code shall automatically be included in the definition of the Program Source Code Materials. Licensor shall provide Netegrity with a list of any and all third party technology embedded, integrated, bundled or combined with or in the Program and shall use reasonable commercial efforts to enter into an agreement with such third parties to allow the third party source code to be included in the Program Source Code Materials hereunder. All escrow fees on an ongoing basis shall be paid by Netegrity. Licensor agrees it will promptly deposit a current copy of the Program Source Code Materials in escrow upon the commercial availability of each release. Upon each deposit, the escrow agent shall be required to provide verification that the deposited materials compile to the same version of the Program provided hereunder. Subject to the terms and conditions specified herein and effective upon the provisions of section 7.3 below becoming operative, Licensor grants and Netegrity accepts for the remainder of the initial term of this Agreement a non-exclusive, irrevocable, worldwide, nontransferable, limited license to use the Program Source Code Materials furnished to Netegrity under the Escrow Agreement. Under such license, Netegrity shall be permitted to enhance, improve, modify, translate, make derivative works of, test and develop the Program Source Code Materials to exercise Netegrity's rights under this Agreement, which shall include creating derivative works of the Program and Application Package which may be distributed in accordance with Section 2 of this Agreement.

7.2   In the event the Program Source Code Materials are [**] pursuant to:

(i)   Section 7.4 (a) hereunder, then Netegrity shall [**] under this Agreement;

(ii) Section 7.4 (b), (e), (f) or (g) hereunder, then Netegrity shall [**] its distribution and sale of the Application Package and the applicable support and maintenance fees;

(iii) Section 7.4 (c) or (d) hereunder, then Netegrity shall [**] specified in Schedule C, including the [**] hereunder.

7.3 As used herein, the term "Program Source Code Materials" means the fully commented source code, listings, flow charts, logic diagrams, software tools, testing materials, and support documentation related to the Program which is suitable and sufficient to permit a reasonably skilled software engineer to build, enhance, improve, modify, maintain, test and support the same.

7.4 Netegrity shall have the right to [**] the extent specified in section 7.1 above upon the occurrence of any one or more of the following events:


      (a)   the cessation by Licensor for any reason, to do business;

      (b) the institution of any bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation, or other similar proceedings by or against Licensor or all or any substantial part of its property under any Federal or State law and, if against Licensor, such proceedings shall not be dismissed within ninety (90) days of the institution of such proceedings, subject to any such proceedings preventing Licensor from performing its maintenance and support obligations [**] under Schedule E under this Agreement; or

      (c) the reduction of Licensor's [**] (excluding Quality Assurance personnel) to less than [**] full time employees or the reduction of all other [**] (excluding Quality Assurance personnel) to

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            less than [**] full time employees prior to the completion of the
            [**] work specified in Schedule E; or

      (d) [**] in [**] as determined by the [**]. For the purposes of this provision [**]from the beginning of the period to the end of the period ; or

      (e) the failure by Licensor to perform any material support or maintenance obligation [**] under Schedule E of this Agreement, and such failure continues unremedied for a period of (i) forty-five
            (45) days after written notice from Netegrity in the case of the support and maintenance obligations or (ii) ninety (90) days after written notice from Netegrity [**]; or

      (f) the acquisition of Licensor by a third party which fails to perform a material support or maintenance obligation [**] under Schedule E of this Agreement and such failure continues unremedied for a period
            (i) forty-five (45) days after written notice from Netegrity in the case of the support and maintenance obligations or (ii) ninety (90) days after written notice from Netegrity [**]; or

      (g) delay in Licensors performance of a material support or maintenance obligation [**] under in Schedule E for any reason specified in
            Section 20.13 and (i) in the case of the support and maintenance obligations such delay continues for a period of forty-five (45) days after written notice from Netegrity or (ii) [**] such delay continues for ninety (90) days after written notice from Netegrity.

      Netegrity understands that its use of the Program Source Code Materials may preclude the ability of Licensor to support the Software, and/or to provide modifications, improvements, upgrades and new releases of the Software. In the event of [**] under this Section 7 and Netegrity [**], Licensor shall [**] of the Program which are [**] by Netegrity. Licensor shall continue to provide support and maintenance as specified hereunder for all [**] of the Program.

      Under no circumstances shall Netegrity provide or transfer the Program Source Code Materials to any third parties, except that Netegrity may retain third party contractors to use the Program Source Code Materials for the purposes set forth in section 7.1 above, provided that such third party contractors are bound in writing by the obligations set forth in this Section, and Netegrity shall be fully liable for any violations of the obligations by such third party contractor.

      The Program Source Code Materials are proprietary and confidential information of Licensor and are subject to the provisions of Section 16 of this Agreement. Nothing in this Section 7 shall transfer to Netegrity ownership to the Source Code Materials. In the event Netegrity [**] pursuant to this Section 7, Licensor shall own any such modification or changes and within a commercially reasonable time frame from completion of the modifications, Netegrity will deliver to Licensor a copy of the modified Program Source Code Materials created by Netegrity under this
      Section 7. In the event that Netegrity creates a competing software product to the Program it will not utilize any of its employees who have had access to or confidential information (which for the purpose of this Section 7.4 shall mean information that a reasonable person would deem confidential under the circumstances) derived from the Program Source Code Materials. This Paragraph shall survive the expiration or termination of this Agreement for any reason.

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      The first time only that the [**] pursuant to Section 7.4 (c) or (d), in the event Licensor remedies or cures the event that led to [**] within thirty (30) days of Netegrity's notice to [**], Licensor shall have the right to require that [**]. Solely under the circumstances detailed in this paragraph, the source code escrow license applicable in connection [**], shall terminate provided however, that Section 7 of this Agreement shall apply to any future event which [**] under Section 7.4.

7.5 At Netegrity's sole option, at any time during the term of this Agreement, Netegrity may require Licensor to train no fewer than three (3) and no more than five (5) independent contractor software engineers, jointly approved by Licensor and Netegrity, on the Program source code. Netegrity will bear the cost of hiring the independent contractors provided however, that Licensor shall bear the cost of its training personnel, any associated travel expenses and all other expenses related to its personnel. The training provided shall be sufficient to allow the independent contractors to meet Licensor's [**], support and maintenance obligations under this Agreement. [**] in accordance with this Section 7, Netegrity shall have the right to contract directly with the independent contractors in order to exercise Netegrity's rights under this Agreement. The independent contractor software engineers may be used by Netegrity solely to exercise Netegrity's rights under this Agreement.

    8. [**]

      In the event [**], Netegrity will [**] agreement. Licensor will notify Netegrity [**] Licensor will [**].

9. TRAINING

9.1 For each release of the Program, Licensor shall provide to Netegrity a minimum of three (3) training sessions, which may be attended by an aggregate of thirty (30) Netegrity designated trainees with appropriate experience, at such locations as may be mutually agreed. Each party shall pay all reasonable travel and living expenses of its own personnel. Netegrity shall supply appropriate training facilities and equipment. The training services and materials to be so provided include the following:

            (a) Technical training for the Program to Netegrity's pre-sales, and technical engineering and services personnel up to twice per year, at a mutually agreed upon central location in both North America and Europe. Such training shall cover at least such information as may be required to install, configure, and service the Program at End-User sites and information on installing, configuring, or using new features, and shall be adequate to permit Netegrity service personnel to detect and analyze problems sufficiently for Netegrity to undertake problem resolution. Such training shall also enable Netegrity personnel to implement and use new Releases of the Program.

            (b) Introductory sales training for the Program up to four times per year, at a mutually agreed upon location in both North America and Europe.

            (c) In-depth usage training annually for Netegrity's research and development engineers. Such usage training shall address integration of the Program with Netegrity software products.

9.2 Licensor shall provide master copies of available training materials for sales, sales support, service, and research and development courses. Licensor shall also provide to Netegrity media masters of

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      any available training materials, and computer-based training materials developed by Licensor related to the Program. Netegrity shall have the right to videotape (or otherwise record) any training sessions, at its option, and to use such videotapes or recordings for training purposes. For all such materials Netegrity shall have the license rights granted for Documentation per Section 2.4 of the Agreement provided however, that the research and development courses shall be used solely by Netegrity and shall not be distributed or sublicensed to Distributors or End Users hereunder. Licensor shall have no responsibility or liability in connection with Netegrity or any third party use of the materials.

10. WARRANTIES, REPRESENTATIONS, AND INDEMNITY

10.1 Licensor represents and warrants that it or its licensors have all right, title and interest in and to the Program licensed hereunder, that it has the authority to enter into this Agreement and to grant the rights and licenses provided herein, and that this Agreement violates no previous agreement between Licensor and any third parties;

10.2 Licensor represents and warrants that the Program does not include any software code which could be considered open source or copy left or similar software classification.

10.3 Licensor represents and warrants that to the best of its knowledge, the Program does not infringe, and that no claim has been made by any party that the Program infringes, any patent, copyright, trademark, trade secret or similar proprietary right of any third party ("Intellectual Property"). If Netegrity is charged by a third party with any Intellectual Property infringement arising from Netegrity's sale, use or distribution of the Program, Licensor shall defend and hold Netegrity harmless against such claim, and will indemnify Netegrity for any and all losses, damages, costs and expenses, including reasonable attorneys' fees, resulting from such claim, provided that:

      (a) Netegrity notifies Licensor in writing within seven (7) days after receipt of the claim;

      (b) Licensor is allowed to exercise control over the defense of the claim, and all related settlement negotiations, provided Licensor diligently defends the claim or pursues the settlement; and

      (c) Netegrity provides Licensor, at Licensor's expense, with all reasonably necessary assistance, information and authority to perform the above.

10.4 In the event that any claim of infringement under Section 10.3 Licensor shall, at Licensor's option, either:

      (a) obtain a license from the third party for Netegrity to continue using the infringing Program;

      (b)   modify the infringing Program to avoid such infringement; or

      (c)   after unsuccessfully using reasonable commercial efforts to provide
            a) or b) above, terminate this Agreement with respect to the infringing Program and refund to Netegrity an amount equal to one hundred and fifty percent (150%) of Actual Damages (as defined below) up to an amount not to exceed the all royalty fees paid hereunder, including the quarterly minimum royalty fees. For the purpose of this Section 10.4 "Actual Damages" shall mean all amounts paid by Netegrity as a result of a claim under Section 10.3 including, all refunds of license and support and maintenance fees, all royalty fees paid for the particular version of the Program which is infringing, expert fees and attorney fees.

      The foregoing indemnity shall not apply to infringements that arise from the combination of the Program with any other product(s) where such infringement would not have arisen without such combination.

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10.5  Licensor further warrants that the Program, when properly installed and used, shall operate in substantial accordance with applicable functional and performance specifications contained in Schedule A hereof.

10.6 Licensor further warrants that all services provided hereunder, including without limitation the [**] support and maintenance services shall be provided in accordance with this Agreement and shall be performed in a workmanlike manner in keeping with the best practices of the industry.

10.7 Licensor further warrants and represents that as of the effective date of this Agreement Licensor is not in discussions with any third party nor has it agreed to initiate general discussions with any third party regarding an acquisition, merger or other change the ownership structure of Licensor or its assets including any ownership rights to the Program. In addition to the other remedies available under this Agreement, in the event of a breach of this Section 10.7 Netegrity shall be entitled to a refund of all fees paid under this Agreement.

10.8 Netegrity represents and warrants that it has the corporate authority to enter into this Agreement; that this Agreement violates no previous agreement between Netegrity and any third parties; that no consent of any third party is needed enter into this Agreement.

10.9 Netegrity represents and warrants that to the best of its knowledge, the Netegrity software (including any third party software which Netegrity may include in the portion of the Application Package which Netegrity provides) which is combined with the Program to create the Application Package ("Netegrity Software") does not infringe, and that no claim has been made by any party that the Netegrity Software infringes, any patent, copyright, trademark, trade secret or similar proprietary right of any third party ("Intellectual Property"). If Licensor is charged by a third party with any Intellectual Property infringement arising from the Netegrity Software, Netegrity shall defend and hold Licensor harmless against such claim, and will indemnify Licensor for any and all losses, damages, costs and expenses, including reasonable attorneys' fees, resulting from such claim, provided that:

      (a) Licensor notifies Netegrity in writing within seven (7) days after receipt of the claim;

      (b) Netegrity is allowed to exercise control over the defense of the claim, and all related settlement negotiations, provided Netegrity diligently defends the claim or pursues the settlement; and

      (c) Licensor provides Netegrity, at Netegrity's expense, with all reasonably necessary assistance, information and authority to perform the above.

      The foregoing indemnity shall not apply to infringements that arise from the combination of the Netegrity Software where such infringement would not have arisen without such combination.

10.10 Each party shall defend and hold the other party harmless against such claim, and will indemnify the other party for any and all losses, damages, costs and expenses, including reasonable attorneys' fees, resulting from its negligence or willful misconduct in performing its obligations under this Agreement.

10.11 THE WARRANTIES AND REPRESENTATIONS STATED WITHIN THIS AGREEMENT ARE EXCLUSIVE, AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE

11. LIMITATION OF LIABILITY

      EXCEPT FOR THE PROTECTIONS FOR INFRINGEMENT, NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT THE PARTIES HEREUNDER SHALL SOLELY BE LIABLE FOR ACTUAL DAMAGES AND IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES AND LOSS OF PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING IN ANY WAY OUT OF THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. COPYRIGHT

      Netegrity shall ensure that such copyright and proprietary rights notices which are appropriate to adequately protect both Netegrity's and Licensor's (including 3rd party licensors provided Licensor has provided Netegrity with notice of such 3rd party licensors and copies of the appropriate copyright notices) copyrights and proprietary rights in the Program and Application Package are placed on all such copies and on other written materials distributed therewith by Netegrity. Licensor agrees that Netegrity shall be permitted, in Netegrity's reasonable judgment, to substitute Netegrity's name for that of Licensor in such copyright and proprietary rights notices, consistent with the preservation of each party's proprietary rights in the Program and Application Package provided however, that Netegrity shall include Licensor's copyright notice and any third party Copyright or proprietary right notice which Licensor is required by written agreement to include provided Licensor notifies Netegrity in writing of such requirement on the initialization screen of the Application Package and on the end user technical documentation

13. DEFAULT

13.1 An event of default by Netegrity shall occur hereunder if Netegrity fails to perform or observe any material covenant, condition or agreement to be performed or observed by Netegrity hereunder, including any obligation of payment, or breaches any representation or warranty contained herein, and such failure or breach continues unremedied for a period of thirty (30) days after written notice from Licensor.

13.2 An event of default by Licensor shall occur hereunder if Licensor fails to perform or observe any material covenant, condition or agreement to be performed or observed by Licensor hereunder or breaches any representation or warranty contained herein and such failure or breach continues unremedied for a period of thirty (30) days after written notice from Netegrity.

14. REMEDIES/TERMINATION

14.1 Upon an event of default by either party, the other party shall have the right to terminate this Agreement by giving the defaulting party prior written notice of its intention to terminate. Termination shall automatically occur thirty (30) days after receipt by the defaulting party of such written notice if the default has not been cured.

14.2 Notwithstanding any of the above, the following rights and obligations of the respective parties shall survive termination under this Section 14:

      (a) the representations, warranties and indemnities under Section 10 shall bind the parties and their legal representatives, successors, heirs and assigns;

      (b) licenses and sublicenses granted by Netegrity and its Distributors to End Users pursuant to this Agreement prior to the date of termination shall continue in effect;

      (c) the testing, maintenance, customer support licenses granted for Internal Use shall continue in effect;

      (d) Netegrity and its Distributors shall be permitted, pursuant to the license rights and obligations of Section 2 and the payment obligations of Section 4 hereof, to grant sublicenses to End-Users for the Application Package for written orders received prior to the effective date of such termination, but in no event shall any right to sublicense pursuant to this provision extend for more than six
            (6) months beyond the effective date of termination;

      (e) all provisions of this Agreement relating to either party's proprietary rights or to confidentiality of information disclosed by either party;

      (f)   the limitations of liability of Section 11; and

      (g) For four years from the effective date of termination, Licensor's obligation to provide the update and maintenance support described in Schedule D, under annual maintenance agreements then in force, provided that the End User(s) stay within version compliance of the support terms detailed in Schedule D, and subject to Netegrity paying the mutually agreed upon maintenance fee which is detailed Schedule C.

14.3 Should Licensor [**] of Section 2 of Schedule D [**] and such failure continues for thirty (30) days after receipt of written notice from Netegrity to Licensor, then Licensor shall pay a penalty to Netegrity. The amount of the penalty shall be equal to [**] dollars ($[**])[**], commencing thirty one (31) days after receipt of notice, [**] (i) in the event Netegrity provides refunds to the End User or Distributor, the greater of (a) [**] dollars ($[**]) or (b) the amount Netegrity actually refunds to the End User or Distributor, but in no event more than [**]percent ([**]%) of the affected End User's or Distributor's license fee and annual maintenance fee for the Application Package or (ii) [**] dollars ($[**]) if no refunds are provided by Netegrity.

14.4 The rights and remedies set forth in this Section 14 are in addition to any other rights or remedies which otherwise may be available, in law or in equity.

15. TRADEMARKS AND MARKETING MATERIALS

15.1 Netegrity shall be permitted, at its option, to repackage, market and distribute the Application Package and associated documentation under either its own product name and trademarks, or under Licensor's trademarks currently or hereafter associated with the Program. Prior to Netegrity's use of any such trademarks of Licensor, however, Netegrity agrees to notify Licensor in writing as to how such trademarks are to be used, for Licensor's approval. Such approval by Licensor shall not be unreasonably withheld.

15.2 Licensor hereby grants to Netegrity, and Netegrity accepts, a non-exclusive, royalty-free license under Licensor's copyrights in Licensor's written marketing materials to (and to permit Distributors to), solely for use with the Application Package:

      (a) translate, edit, reformat, rewrite and create derivative works of the marketing materials;

      (b) incorporate the marketing material, in whole or in part, into other written materials prepared by or for Netegrity; and

      (d) reproduce and distribute modified and original versions of the marketing material from master media worldwide, in hard copy or in an on-line format, and, if such marketing materials are in an on-line format, allow Distributors and End-Users to make print copies of the same. In the event Netegrity reproduces and distributes the marketing materials in their entirety or simply reformats the marketing materials Netegrity will include Licensor's Copyright notice and product reference on such materials.

15.3 Licensor shall have no right to use Netegrity's trademarks, or trade names, or to refer to Netegrity or any of its subsidiaries or End-Users in connection with the Program or Application Package, or with its promotion or publication without the prior written approval of Netegrity. Such approval by Netegrity shall not be unreasonably withheld.

16. CONFIDENTIALITY

16.1 It is expected that the parties will disclose to each other certain information which may be considered by the disclosing party to be confidential information. Each party recognizes the other's claim to the value and importance of the protection of the other's confidential information. All confidential information owned solely by one party, identified in writing as being confidential, and disclosed to the other party shall remain solely the property of the disclosing party, and its confidentiality shall be maintained and protected by the other party with the same degree of care used to protect its own confidential information, but in any event, not less than a reasonable degree of care. Except to the extent required or permitted by this Agreement, both parties agree not to duplicate in any manner the other's confidential information or to disclose it to any third party or to any of their employees not having a need to know for the purposes of this Agreement. Each party shall ensure that those of its employees to whom such confidential information is disclosed have first been bound by obligations of confidentiality to said party. The parties further agree not to use each other's confidential information for any purpose other than the implementation of this Agreement. Notwithstanding any other terms contained herein, the parties agree financial information, furnished in any manner by either party, are and shall be treated as Licensor confidential information.

16.2 Confidential information may include, but is not limited to, trade secrets, processes, formulae, specifications, programs, software, test results, technical know-how, methods and procedures of operation, business or marketing plans, customer lists, and proposals. Notwithstanding the foregoing, confidential information shall not include information which:
      (a) is or becomes a part of the public domain through no act or omission of the receiving party; (b) was in the receiving party's lawful possession prior to the disclosure and had not been subject to limitations on disclosure; (c) is lawfully disclosed hereafter to the receiving party by a third party who, to the receiving party's best knowledge, did not acquire the information directly or indirectly from the disclosing party and was otherwise not restricted as to disclosure; (d) was independently developed by the receiving party, without use of the information disclosed under this Agreement or (e) is required to be disclosed by law or regulation.

17. CHANGE OF CONTROL

17.1 In the event Licensor intends to (a) sell its corporate entity, (b) sell or assign its ownership rights to the Program or (c) sell all or substantially all of Licensor's assets, Licensor will [**] during which time [**], as applicable. [**] confidential information and shall not disclose this information to any party except those employees, and legal and financial advisors, with a need to know (each of which shall be required to hold the information in strict confidence). The details [**] shall be maintained as confidential information by Licensor and Licensor shall not disclose this information to any party except its legal and financial advisors. For the purpose of this Section 17.1, Licensor shall be deemed to have triggered this provision upon one or more of the following events in relation to a potential transaction: (i) Licensor engages a banker, (ii) Licensor's Board of Directors authorizes Licensor's management to initiate discussions with an interested party or (iii) Licensor or agent of Licensor is proactively seeking solicitations.

17.2 In the event Licensor receives a written or verbal offer to (a) be acquired, merged or otherwise change the ownership structure of its corporate entity, (b) purchase or otherwise acquire any ownership rights to the Program or (c) purchase all or substantially all of Licensor's assets, Licensor shall [**]. Licensor shall [**]

18. AUDIT.

      Licensor shall have the right to audit, not more than once in each calendar year and during normal business hours and in a manner that does not interfere with Netegrity's business activities, Netegrity's records and accounts to the extent necessary to verify that no underpayment has been made by Netegrity hereunder. Such audit shall be conducted by an independent audit firm at Licensor 's own expense, provided that if any discrepancy or error exceeding ten percent (10%) of the money actually due is found through the audit, the cost of the audit shall be born by Netegrity.

19. LOCALIZATION [**] REQUESTS.

19.1 Netegrity may request that Licensor provide foreign language versions of the Program [**] based on the needs of Netegrity's potential end users or distributors or based on Netegrity's geographic distribution plans. Licensor will use reasonable commercial efforts to accommodate such requests within the reasonable time frames specified by Netegrity. In the event the parties cannot mutually agree on the performance [**], Netegrity shall [**]. Licensor agrees to provide Netegrity with [**] related documentation.

19.2 [**] Netegrity in accordance with Section 19.1(a) or (b) above ("[**]"), the parties will mutually agree on whether Netegrity will [**]. In the event Netegrity [**], Licensor shall [**] for Netegrity, and the [**] hereunder. The term [**] shall not include any [**] which term shall mean any [**]. In such case, Licensor shall be responsible for [**], including retaining the functionality provided by [**], for the remainder of the term of this Agreement.

Notwithstanding any provision in this Agreement to the contrary, in the event Netegrity [**], Netegrity shall [**] which Netegrity [**] and Netegrity shall be [**] provided, however, that Licensor shall [**] and Netegrity shall [**]Nothing in this Agreement shall [**] the Program or a derivative work of the Program.

19.3 In the event Netegrity [**] in accordance with Section 19.2(b) above, Netegrity shall [**] in accordance with Schedule C of this Agreement [**]. Notwithstanding anything this Agreement to the contrary, in the event Netegrity [**].

The following definitions shall apply to this Section 19.3:

"[**]" shall mean an ePM [**] listed in Schedule E or any [**] at the time Netegrity [**] under this Section 19.

"[**]" shall mean [**] Schedule A, Section 3(a)-(h).

In the event [**], Netegrity shall [**] to Netegrity hereunder for the [**] Feature. For the sole purposes of calculating the royalty due under this Section 19, the [**] definition of the Application Package.

20. GENERAL

20.1 Netegrity shall have full freedom and flexibility in its marketing effort for the sublicensing of the Application Package (including, without limitation, whether to market or to discontinue marketing, its method of marketing, terms and conditions and pricing). Netegrity makes no guarantee or commitment hereby as to the success of such marketing effort, and Licensor agrees that Netegrity has no obligation to Licensor whatsoever other than as specifically provided in this Agreement.

20.2 Licensor will in all matters relating to this Agreement act as an independent contractor. The relationship between Licensor and Netegrity is that of licensor and licensee, respectively. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, or to represent the other party as agent, employee, or in any other capacity, except as specifically provided herein.

20.3 This Agreement, along with Schedules A through G attached hereto and hereby incorporated by reference, sets forth the entire Agreement between the parties and supersedes prior proposals, agreements and representations between them related to the licensing and maintenance of the Program and Application Package, whether written or oral. No modifications or amendments to this Agreement shall be binding upon the parties unless made in writing and duly executed by authorized officials of Licensor and Netegrity.

20.4 No action, regardless of form, arising out of the transactions under this Agreement may be brought by Netegrity or Licensor more than two (2) years after the cause of action has occurred.

20.5 Neither party shall assign any of its rights or obligations hereunder without prior written consent of the other party, which shall not be unreasonably withheld except Netegrity may assign this Agreement to (i) a subsidiary or (ii) any person or entity which succeeds to the business of Netegrity by merger, share exchange, or sale of all or substantially all of the assets of Netegrity.

20.6 Either party's failure to exercise any right under this Agreement shall not constitute a waiver of any other terms or conditions of this Agreement with respect to any other subsequent breach, nor a waiver by such party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

20.7 Any notice required or permitted to be made or given to either party hereto pursuant to this Agreement shall be delivered by hand, by courier service, or by registered or certified mail (return receipt requested, postage prepaid). Notices shall be addressed to the other party at its address set forth on the first page of this Agreement, or to such other address as it shall designate by written notice given to the other party, and to the attention of the parties set forth below:

        Netegrity:  General Counsel

               cc:  Chief Financial Officer

        Licensor:   General Counsel

               cc:  Chief Financial Officer

      Notice shall be effective: (a) as of the date personally delivered if by hand or courier service; or (b) for notices sent by mail, on the earlier of receipt or five (5) business days after the postmark date. Notices also may be delivered by facsimile or other electronic means if possible (but must be confirmed in writing as above) and notices so delivered shall be effective upon actual receipt of the electronic transmission.

20.8 Licensor will not transfer the Program to Netegrity in violation of any U.S. or foreign laws or regulations. In the event Licensor has an Export Control Classification Number (ECCN) for the Program Licensor shall provide Netegrity with the ECCN. The parties shall comply with applicable federal, state and local laws, rules and executive orders as its pertains to this Agreement and shall obtain and maintain all permits, licenses and certificates required by any regulatory body for resale, distribution and use of the Program. At Licensor's sole expense, Licensor shall provide Netegrity with reasonable administrative support and information required to comply with any applicable U.S. or Foreign laws or regulations regarding the sale and distribution or the Application Package or Program.

20.9 Each party shall, at its own expense, at all times during the term of this Agreement provide and maintain in effect those insurance policies and minimum limits of coverage as designated below, and any other insurance required by law in any state where the party provides services under this Agreement, with insurance companies authorized to do business in the jurisdiction where the work is to be performed. In no way do these minimum requirements limit the liability assumed elsewhere in this Agreement, including but not limited to each party's indemnity obligations.

            - Workers' Compensation and Employer's Liability Insurance. Workers' Compensation insurance shall be provided as required by any applicable law or regulation and, in accordance with the provisions of the laws of the nation, state, territory or province having jurisdiction over Licensor's employees. Employer's Liability insurance shall be provided in amounts not less than $1,000,000.

            - Commercial General Liability Insurance. Licensor shall carry Commercial General Liability insurance covering all operations by or on behalf of Licensor arising out of or connected with this Agreement providing insurance for bodily injury, property damage, personal injury and advertising injury, with limits of not less than $1,000,000 each occurrence and $2,000,000 in the aggregate.

            - Errors and Omissions Liability Insurance (Professional Liability). Licensor shall carry insurance Professional Liability with limits of not less than $2,000,000 per occurrence or per claim and $2,000,000 in the annual aggregate.

20.10 This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts whose courts (including Federal Courts located therein) shall have exclusive jurisdiction to resolve any dispute hereunder. Licensor hereby consents and submits itself to the jurisdiction of such courts and does hereby waive, in concert with Netegrity, its right to a jury trial for the resolution of any such dispute. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to any of the transactions contemplated by this Agreement.

20.11 If any provision of this Agreement is declared void, illegal or unenforceable, the provision shall be deemed amended as necessary to conform to applicable laws or regulations, or if it cannot be so amended without materially altering the intention of the parties, the remainder of the Agreement shall continue in full force and effect as if the offending provision were not contained herein.

20.12 This Agreement and the provisions hereof shall be binding upon each of the parties, their successors, heirs and permitted assigns.

20.13 In the event Licensor is prevented or delayed in performing any of its material maintenance or support obligations [**] specified in Schedule E under this Agreement [**] (excluding Quality Assurance personnel) to less than[**] full time employees or the reduction of all Licensor's other [**] (excluding Quality Assurance personnel) to less than [**] full time employees due to war or terrorism, war, or military draft, and (i) in the case of the support and maintenance obligations such delay continues for a period of forty-five (45) days after written notice from Netegrity or (ii) [**] such delay continues for ninety (90) days after written notice from Netegrity. Netegrity shall [**] pursuant to Section 7 hereunder.

20.14 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and effective as of the day and year first above written.

NETEGRITY, INC. ("Netegrity")              BUSINESS LAYERS, INC. ("Licensor")


By:    /s/Barry N. Bycoff                  By:    /s/Izhar Shay
       ------------------------------             ------------------------------
       (Signature)                                (Signature)

Name:  Barry N. Bycoff                     Name:  Izhar Shay
       ------------------------------             ------------------------------

Title: Chairman, President, & CEO          Title: President & CEO
       ------------------------------             ------------------------------

                                   SCHEDULE A

             PROGRAM SPECIFICATIONS AND SYSTEM ENGINEER REQUIREMENTS

1. REFERENCE DOCUMENTS

The following manuals of the Licensor, that describe the functionality of the Program, are incorporated herein by reference:

      a)    eProvision Software Manual

      b)    Document describing [**] integration per Schedule E.

      c)    API Guide

2. DEVELOPMENT OF PROGRAM

      a) Licensor will assist Netegrity in the [**] of the Application Package according to Schedule E.

      b) Licensor will provide a [**], and other resources to support the Netegrity Phase Review Process according to Schedule F.

3. DELIVERY OF PROGRAM

Licensor will deliver the version 3.0 of Program as of the effective date of the Agreement. Version 3.0 will include the following components running within the Operating Environment as specified in Schedule B:

      a)    eProvision Server software & components

      b)    eProvision [**]

      c)    eProvision [**]

      d) [**], as specified in Schedule E, in addition all future Licensor developed [**]

      e)    eProvision [**] sync server

      f)    eProvision [**] Reset server

      g)    [**]

      h)    eProvision [**]

Licensor will deliver the generally available production version of the [**] of the Program on or before September 30, 2003. The [**] is a separate product with no backward compatibility to the NT/2000. It is neither an upgrade nor Release of version 3.0 (and related versions) but will be included within the definition of the Program and available as at no additional license fee to End Users of version 3.0 of the Program (under a maintenance agreement). The [**] will be localization-ready, such that the Program is able to be localized into languages that require double byte support. The [**] includes the following components running within the Operating Environment as specified in Schedule B:

      a)    eProvision Server software & components

      b)    eProvision [**]

      c)    eProvision [**]

      d) [**], as specified in Schedule E, in addition all future Licensor developed [**]

      e)    eProvision [**] sync server*

      f)    eProvision [**] Reset server*

      g)    [**]

      h)    eProvision [**]

    *[**] shall be supported as described in Schedule E ("[**] Support").

4. DOCUMENTATION

The Documentation to be provided for the Program shall be sufficiently detailed to allow a reasonably skilled software engineer to integrate the Program with the Netegrity application software to create an Application Package and maintain, test and support the Program portion of the Application Package. The Documentation shall describe the Program subroutines to which Netegrity must develop an interface (the subroutine calls) in order to develop the Application Package (see Addendum A for more detail). The Documentation shall reflect the then-current Release of the Program. The Documentation shall not include functionality not provided by the Program in the then-current Release.

Specifically, documentation will be delivered for all software itemized in section 3 above.

Licensor shall provide any subsequent versions of these reference documents or additional product, support, or training documentation produced by Licensor for existing or future releases of the Program.

5. ACCEPTANCE TESTING

Licensor will develop a test plan and acceptance test for review and approval by Netegrity, such approval not to be reasonably withheld and to be provided within fourteen (14) calendar days of receipt. The test plan will describe how the Program and Releases (including fixes and interim releases) will be tested prior to delivery to Netegrity. The test plan shall include the [**] tests, [**] tests, and [**] tests Licensor normally performs, so long as they are reasonably inclusive. Licensor will test the Program as set forth in the test plan in order to demonstrate compliance with the specifications set forth in Schedule E. Licensor shall provide a "[**]" that contains the Program with interfaces. The sample program shall demonstrate the operation of the Program functions (as described in Part 2 above) and serve as an example of how to create the interfaces (subroutine calls) to create an Application Package. Delivery of the tested Program for review and acceptance by Netegrity, shall include tests and test results where such acceptance will not be reasonably withheld.

6.  EXPERIENCE AND TECHNICAL REQUIREMENTS FOR SYSTEM ENGINEER.

A System Engineer must be able to present the product at both a business and technical level including being able to present the products [**] points ([**] support etc.) and describe how it is integrated with Netegrity's product.

The candidate should have at least 1 year of experience supporting the Program and must be able to install, configure and customize the Program in POC situations.

                        SCHEDULE B OPERATING ENVIRONMENTS

Upon the request of Netegrity, Licensor will provide the Program for the Operating Environments listed in this Schedule.

For the License Fees described in Schedule C, the Program shall be made available to Netegrity for all Operating Environments on which it is made available to any licensees of Licensor and this Schedule shall be deemed to include same. The Program will initially be made available by Licensor for the Operating Environments listed below. Subsequent versions for Operating Environments will be provided in accordance with this Schedule B and Sections 3 and 6 of this Agreement at no additional charge to Netegrity.

OPERATING ENVIRONMENTS:

Licensor will minimally support the Operating Environment* listed below for following versions of the Program:

      1.    eProvision 3.0 solution

            a.    This version will support eProvision Software version 3.0 on

            b.    Additionally the Operating Environment will require:

                  i.    Crystal Reports (Then currently supported version)

                  ii.   MS-SQL 2000

                  iii.  LDAP Directory Server ([**])

            c.    ePM Server on Windows 2000 SP2 Member Server

      2.    eProvision [**] solution

            a. This version will support both the eProvision [**] software and all components listed in Schedule A, running on either [**] or Windows 2000.

            b.    Additionally the Operating Environment will require:

                  i.    [**]

                  ii.   [**]

                  iii.  [**]

                  iv.   [**]

            c.    The ePM server will run independently on [**]

            d.    The ePM server will run independently on Windows 2000

            e. The ePM Password Reset & Sync servers support will be as set forth in Schedule E ([**] Support)

            f. The ePM Password Reset & Sync servers will run independently on Windows 2000

*The components of the Operating Environment will not be supplied by Licensor, except for the eProvision Software (3.0 and [**]).

                               SCHEDULE C PAYMENTS


1. ROYALTY FEES

Royalty fees are due and payable by Netegrity to Licensor hereunder for the Program based upon a percentage of the Net License Fees charged by Netegrity for the Application Package. Notwithstanding anything in the Agreement to the contrary, in the event Netegrity distributes the Program pursuant to Section 2.1 on a stand-alone basis, the royalty fee shall be based on the Net License Fee of the Program. No royalty fee payments are due hereunder for the Program or the Application Package used for Internal Use.


2. ROYALTY FEE CALCULATION FOR ORDERS OVER $[**]

For each order of the Application Package by an End User or Distributor from Netegrity for which the Net License Fee is $[**] or more, Netegrity will pay Licensor royalty fees on a quarterly basis, payments shall be due in accordance with Section 4.2 of the Agreement, determined by the Cumulative Net License Fees received by Netegrity. Cumulative Net License Fee shall mean the aggregate of all Net License Fees (over or under $[**]) received by Netegrity from the effective date of the Agreement for the sale of the Application Package or Program through the end of the applicable calendar quarter. The Royalty Percentage will be reduced only as of the date the Cumulative Net License Fee threshold is met.

  CUMULATIVE NET LICENSE FEES TO    ROYALTY PERCENTAGE
             NETEGRITY
---------------------------------    ------------------
           $[**] - $[**]                    [**]%

           $[**] - $[**]                    [**]%

  $[**] - AND UP, with a minimum            [**]%
 average of quarterly Net License
  Fees to Netegrity of $[**], as
          specified below

For the first two quarters after Netegrity has received a minimum of $[**] in Cumulative Net License Fees the royalty percentage shall be [**]%. Thereafter, the royalty fee payable to Licensor shall be determined as follows:

After the end of each calendar quarter, Netegrity will calculate the average Net License Fees for the prior four (4) calendar quarters.

If the average Net License Fees are $[**] or more, the royalty fee for the immediately preceding calendar quarter will be [**]% of the Net License Fees.

If the average Net License Fees are less than $[**], the royalty fee for the immediately preceding calendar quarter will be [**]% of the Net License Fees.

3. ROYALTY FEE FOR ORDERS LESS THAN $[**]

For each order of the Application Package by an End User or Distributor for which the Net License Fee is less than $[**] Netegrity will pay the greater of the royalty fee calculated in accordance with Section 2 above or a minimum royalty fee ("Minimum Royalty Fee") calculated as follows:

      - Option 1. [**]% of Licensor's then-current published list price for the Program. For purpose of calculating the list price for this Option 1 the Program includes: (a) the published Server price, (b) the published price for the resources [**] as listed in Schedule E or provided after the effective date of the Agreement, but does not include (x) resources [**] (except as referred to below), End-Users, Distributors, or third parties or (y) the price of the eProvision [**] modules.

      -     OR

      - Option 2. [**]% of Licensor's then-current published list price for the Program. For purpose of calculating the list price for this Option 2 the Program includes: (a) the published price for the resources [**] as listed in Schedule E or provided after the effective date of the Agreement, but does not include (x) resources [**] (except as referred to below), End-Users, Distributors, or third parties, or (y) the then-current published Server price or (z) the price of the eProvision [**] modules.

      - Netegrity shall have the right to choose Option 1 or Option 2 when paying the initial Royalty Fee under this Section 2. During the first year of this Agreement Netegrity may change the calculation to either Option 1 or Option 2 no more than two times. For each subsequent year of the Term, Netegrity shall choose either Option 1 or Option 2 in the first quarter of the year and such option shall be used for the remainder of that particular year.

      - Notwithstanding anything in this provision to the contrary, for the purpose of calculating the royalty fee due under this Section 3 for orders of the [**] the Licensor's published list price for the module [**] or in the event Licensor does not have a separate published list price for the [**] the royalty fee will be calculated under Section 2 of this Schedule C.

For the purpose of performing this calculation the maximum list price to be used at any time shall not exceed Licensor's list price as of the effective date of this Agreement, a copy of which is attached hereto as Exhibit G.


4. CALCULATION OF NET LICENSE FEES BASED ON DISCOUNTS TO END USERS

In the event Netegrity licenses the Application Package directly to an End User for a license fee which is less than Netegrity's standard End User list price for the Application Package, the Net License Fee for that license (the "Discounted License") will be calculated as follows:

a. Netegrity shall determine the weighted average discount. The weighted average discount is calculated as the total discounted net license fees divided by the total list price for the Application Package and any other Netegrity software product provided to an End User over a [**] period ("Weighted Average Discount"). For example, if the End User made one purchase where the total list price was $[**] and the total discounted net license fee was $[**], and then made a subsequent purchase, [**], where the total list price was $[**] and the total discounted net license fee was $[**], then the Weighted Average Discount would be based on a total list price of $[**] and a total discounted net license fee of $[**], or a [**]% Weighted Average Discount.

b. The [**] period will be calculated from [**] prior to the date of the Discounted License to [**] after the date of the Discounted License.

c. The Weighted Average Discount will be applied to Netegrity's standard list price for the Application Package in order to determine the Net License Fee for that license.

d. Notwithstanding any payment provisions herein to the contrary, the royalty fee for that license will be due from Netegrity to Licensor on a quarterly basis and any adjustments based on future discounts will be applied in the subsequent quarter.

5. QUARTERLY MINIMUM ROYALTY FEES

Netegrity will make quarterly minimum royalty fee payments to Licensor which shall be credited towards the actual royalty fees due during the term of this Agreement.

The quarterly minimum royalty fees and payment schedule for 2003 are set forth below.

Quarterly Minimum Royalty Fees          Quarter End Date
------------------------------          ----------------
$[**]                                   15 days after effective date of this
                                        Agreement
$[**]                                   June 30, 2003
$[**]                                   September 30, 2003
$[**]                                   December  31, 2003

      Payment of the quarterly minimum royalty fee shall be due net thirty (30) days from the end of the Calendar Quarter.

      If Licensor has not delivered to Netegrity the production version of the [**] Program as defined in Schedule A, on or before [**], the quarterly minimum royalty fee payments which are due under this Section 4 will be reduced proportionally based on the number of days the release is delayed calculated from [**]. For example, if Licensor does not release the production version of the [**] Program until October 31, 2003 the following adjustment to the quarterly minimum royalty fee shall occur. In this case, the release would be 31 days late and there is a total of 92 days from October 1st through the end of the quarter, December 31st. Hence the January 31 quarterly minimum royalty of $[**] shall be reduced by [**]% (31 divided by 92) to $[**]. In addition to the other rights set forth in the Agreement, in the event delivery of the [**] Program is past due and a quarterly minimum royalty fee payment is due, Netegrity shall be entitled to withhold the quarterly minimum royalty fee payments until such time as Licensor has delivered the [**] Program. The foregoing shall not apply to actual Royalty Fees due.


      The second year aggregate quarterly minimum royalty fee will be $[**], ($[**] quarterly) or [**]% of the actual royalty fees paid to Licensor during the first year, whichever is greater and shall be due quarterly commencing on March 31, 2004 and payment shall be due net thirty days.

      The third year aggregate quarterly minimum royalty fees will be [**]% of the previous year's minimum royalty fee or [**]% of the previous year's actual royalty fee, whichever is greater; provided however, that the minimum royalty fee for year 2 and 3 shall be capped at $[**] per year.

      Notwithstanding anything in this Agreement to the contrary, the minimum royalty fees for the final three (3) months of the term will be $[**].


6. MARKETING FUNDS


      After the initial 12 months of the Agreement, Business Layers shall reimburse Netegrity up to $[**] per quarter, for direct expenses incurred in marketing the Application Package, against reasonable proof of incurred expenses. Payment shall be due within thirty (30) days of the end of the applicable quarter. In the event payment is past due, Netegrity shall have the right to withhold the payment amount due from subsequent minimum royalty fees.


7. SUPPORT/UPDATE FEES

      In exchange for the level three support and upgrades, as further detailed in Schedule D, Netegrity will pay Licensor a support fee equal to [**]% of the maintenance revenue received by Netegrity for support and maintenance of the Application Package.

                       SCHEDULE D UPDATES AND MAINTENANCE

1.   UPDATES

Licensor shall ensure that the Program is maintained such that the Program interfaces are 1) functionally equivalent between version 3.0 and the first [**] release, 2) compatible with the current and immediately preceding Release necessary for the continued operation of the Program within the Application Package for future releases, or 3) any Program interfaces that will be changed will be approved by Netegrity, where such approval will be provided within 14 days and will not be reasonably with held and any Program interfaces removed will be deprecated one (1) major prior to being removed. The foregoing shall not apply where (i) releases of related software (i.e. operating system) preclude compatibility, and are either not within Licensor control or Program interface changes are mutually agreeable, or (ii) Enhancements or Improvements made to the Operating Environment make extension of existing interfaces impractical and, thus, new interfaces are required. At a minimum, Licensor shall provide support for the current version and previous version of the Program.

All Releases of the Program implemented by Licensor shall be made available to Netegrity no later than the date made available by Licensor to other licensees of Licensor utilizing the Program. Licensor shall notify Netegrity of beta-tests of the Program and allow Netegrity, at Netegrity's option, to beta-test each new Release of the Program. Each Release shall contain all error corrections previously made by Licensor and/or new enhancements, improvements and modifications to the Program. Licensor shall, with each Release, provide Netegrity with a list of all known outstanding verified errors and include a summary of all changes made to the Program. All new Releases of the Program shall be tested in accordance with Section 3 hereunder and shall materially perform in accordance with the specifications set forth in Schedule A and E.

Licensor will provide its standard and available Upgrade and migration tools, utilities, documentation and training, consistent with the terms of this Agreement, for each subsequent release of their software.

Upgrades: Licensor shall provide, at no additional fee, all future Releases of the Program as defined in Schedule A, the enhancements in Schedule E, and all additional features or components provided by the Licensor to their End-Users under maintenance and support agreements.

2. MAINTENANCE

For the maintenance fee specified in Schedule C, Licensor shall provide the maintenance support described in this Schedule D.

Netegrity shall provide Level 1 Support and Level 2 Support as defined below to all End-Users. Licensor shall provide Level 3 Support.

      - "Level 1 Support" includes receipt of End User calls regarding Errors, maintenance verification, and screening.

      - "Level 2 Support" includes efforts to reproduce and Resolve an Error, Resolution of which does not require source code modification.

      - "Level 3 Support" includes efforts to reproduce and Resolve an Error, Resolution of which may require source code modification, including but not limited to remote support through telephone, e-mail, facsimile and/or other reliable means of communication.

Prior to forwarding an error to Licensor, Netegrity shall perform the following tasks:

      1. Search Netegrity and Licensor's Knowledge Base and historical support cases;

      2.    Check existing technical notes and error reports issued by Licensor;

      3. Analyze all applicable Program error logs provided Licensor provides documentation to access and analyze those logs;

      4.    Identify and isolate problem as being within the Program;

      5.    Consult Netegrity subject matter experts on the Application Package;

      6. Make reasonable commercial efforts to reproduce the problem on Netegrity internal systems. In the event Netegrity is not be able to reproduce the problem, Netegrity will provide Licensor reasonable access to the End-User sufficient to reproduce the problem.

      7.    Obtain customer and Program files prior to escalation.

Licensor agrees to correct all reproducible errors, defects and malfunctions in the Program that are identified, classified and reported by Netegrity as follows:

      Error Class                   Criteria
      -----------                   --------


      P1, Fatal or Severe Impact    System hangs or crashes, or production is
                                    not possible without use of the Program; or
                                    Problem causes severe production impact,
                                    and/or workaround (if available) is not
                                    reasonably acceptable by the End User.

      P2, Degraded Operations       Errors disabling only certain functions that
                                    are not severe, but cause customer
                                    dissatisfaction and for which a reasonably
                                    acceptable workaround to the End User
                                    exists.

      P3, Minimal Impact            All other errors.

2.2 Upon Licensor's receipt of an error report from Netegrity's designated support personnel, Licensor shall make reasonable efforts to take corrective action to remedy the reported error within the following time schedule:

                                  REMEDY LEVELS (DEFINED BELOW)
                 ---------------------------------------------------------------
ERROR CLASS      1ST LEVEL       2ND LEVEL                       FINAL LEVEL
-----------      ---------       ---------                       -----------
P1               1 hour*         Constant effort until relief    Within 30 days
                                 provided

P2               24 hours*       8 days                          Within 90 days

P3               5 days*         --------                        At Licensor's
                                                                 option.


      - Netegrity's Level 2 Support Engineer shall support Licensor through each Remedy Level. Licensor will maintain 2 to 4 live installations of the IdentityMinder and Application Package only for the purposes or meeting their obligations under this agreement and not for production use. Netegrity will provide training to Business Layers for up to 6 engineers on the Application Package and IdentityMinder provided Licensor covers all expenses associated with travel. Additional training will be available at [**]% of Netegrity's then current list price provided Licensor covers all travel and expenses to attend sessions.

      - If call is received during 9:00 a.m.-5:00 p.m., Licensor's local time, Monday through Friday, excluding holidays; otherwise, times commence next business day. Licensor will provide 24x7, 365 days a year coverage by a Level 1 Engineer for P1 error classes. Licensor will then escalate the issue to Level 2 or Level 3 as required to meet timelines.

      - The Licensor provided 24x7 support coverage will only be utilized by on behalf of Netegrity's customers who have contract terms providing 24x7 coverage on Priority 1 tickets. In the event of a P1 ticket Licensor shall escalate such ticket to its most senior individual until the ticket is resolved.

      The required Licensor action for each error classification at each remedy level specified above is as follows:

      1st Level:   Acknowledgment of receipt of error report with written
                   confirmation delivered to Netegrity during the next business day.

      2nd Level:   Temporary fix - a modification or workaround which allows the user to bypass the error, but may not be in a form suitable for general distribution to all of Licensor's licensees.

      Final Level: Official fix - a new Release which fulfills the requirements of Section 2.3 below and is in a form suitable for general distribution to all of Licensor's licensees.

2.3 For Final Level remedies, Licensor shall conduct tests and performance measurements on the finally corrected Program to sufficiently demonstrate that Licensor has remedied each error reported to it and that with such corrections the Program continues to meet the applicable functional and performance requirements.

2.4 Within thirty (30) days of Netegrity's receipt of all corrections performed under this Section 2, Netegrity shall either accept or reject same, by providing written notice to Licensor. In the event of rejection, Netegrity's written notice shall specify all errors. Within thirty (30) days of receipt of such written report or the remaining schedule period for the relevant level (whichever is longer), Licensor shall correct, modify or otherwise change the Program to correct any and all such reported deficiencies.

2.5 All corrections under this Section 2 shall be furnished with sufficient information and instructions to enable Netegrity employees to install and fully understand the corrections. Licensor shall also supply to Netegrity updated Documentation, consistent with the requirements of Section 3.4 of the Agreement specifying any and all changes which have been made to the Program in order to correct such deficiencies.

2.6 Licensor shall provide Netegrity with a weekly report of all outstanding Netegrity (and other licensee) reported deficiencies of the Program, including the current status and the expected resolution dates. Such report shall also include common problems reported by other licensees and the known solutions available.

2.7 Licensor shall provide the maintenance service described in this Section 2 of Schedule D on the latest Release, and the immediately prior Release of the Program. Licensor shall provide such maintenance on the current Release and up to one full major prior release. On the prior release licensor will not provide enhancements or Patch fixes but will provide bug fixes and resolution to P1 problems.

2.8 In the event Licensor is required to go on-site to provide maintenance support for non P1 or P2 issues, Netegrity shall reimburse Licensor on a time and materials basis of $[**] a day plus reasonable travel expenses in accordance with Netegrity's travel policy.

                                   SCHEDULE E
                          Licensor Product Enhancements

PRODUCT ENHANCEMENTS

      1. Licensor will provide [**] and related activity data. Licensor will [**]. Specifically, [**]:

            a)    When the [**].

            b)    When the [**].

            c)    When the [**].

            d)    When the [**].

      2. Licensor [**]: The [**], which will in turn [**]. The [**], and in [**]. These [**] include the following:

            a.    [**]
                       - [**]-use [**].

                       - [**]-use [**].

            b.    [**]
                       - [**]-use [**].

                       - [**]-use [**].

                       - [**]-[**] from/to [**].

                       - [**]-[**] of the [**].

            c.    [**]
                       - [**]-[**] in the [**].

            d.    [**]
                       - [**]-use [**].

                       - [**]-use [**].


      3.    Licensor will [**]. These are [**].

DOCUMENTATION

      -     [**]: Specifying [**]. This is currently covered in the [**].

      -     [**]: Licensor will [**].

      -     [**]: Licensor will provide Netegrity [**]

            Licensor will make [**].

      -     These documents will form the basis [**].

            In addition, Licensor will provide Netegrity [**]


SUPPORT:

To facilitate best practices and training for customer support and for engineering support, Licensor & Netegrity will deploy the following strategies:

      -     [**] Support:

            -     Licensor will [**]. This should include [**].

            -     [**]: Licensor will supply [**].

            -     [**]: Licensor can provide [**].

      -     [**] Support: Licensor will provide [**].

            -     [**]: Licensor will supply [**].

            -     [**]: Licensor can provide [**].

            [**]: [**]. See the document entitled [**] for more details.

                  It is assumed that [**].

      - [**]: The parties will mutually agree on the specific requirements of this provision.

      - [**]. See the document entitled [**] for more details. It is assumed that the [**].

      - [**]. See the document entitled [**] for more details. It is assumed that the [**].

            [**]: Netegrity will [**]. This will be [**].

            [**] Support:

            Licensor shall provide the [**] and Licensor shall provide [**]. Nothing in this provision shall change the obligations [**].

      -     [**]The parties will cooperate [**].

      [**]

      1. Licensor and Netegrity will [**]. Licensor will make available [**]. Netegrity shall provide [**]. Licensor will provide [**] Netegrity shall [**]. Netegrity shall have [**].

      2. Licensor will provide functional and system testing of the Licensor provided technology at the system and component level.

      3.    Licensor will provide Netegrity [**] provided Licensor [**].

      4.    Licensor will provide [**] on the following page:

                         SCHEDULE F PHASE REVIEW PROCESS
[**] PLANNING

Licensor will [**] process of each release of the Program, including the following:

                                    ePM LIST
                              Update Date: Nov 2002

EPM NAME     EPM VER     EPM TYPE       INSTALL METHOD     TARGET SYSTEM VERSION
--------     -------     --------       --------------     ---------------------






         **Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission**


















      1.    The [**] for those requirements.

      2.    The Licensor will [**] Licensor.

      3.    The Licensor will [**].

Licensor will [**].  Minimally this will include:

      1.    [**] from the Licensor [**].

      2. Licensor shall [**] to Licensor. Licensor shall provide [**]. For reference only [**].

      3.    Licensor shall [**] the tasks covered by Paragraphs 1 and 2 above.

PHASE EXIT CHECKLISTS

Summary of Phases:[**]
                                      [**]

                                   SCHEDULE G
                           Business Layers Price List

eProvision Pricing:

B             C         D       E        F       G          H              I
---          ---       ---     ---      ---     ---        ---            ---
                                                     ePROVISIONING PRICING SHEET



                                                                          Cost
License fees:

                      **Confidential Materials omitted and filed separately
                            with the Securities and Exchange Commission.**


Maintenance fees:

eProvision Pricing Example:

 B            C         D       E        F       G          H              I
---          ---       ---     ---      ---     ---        ---            ---

                                                     ePROVISIONING PRICING SHEET



                                                                          Cost
License fees:

                      **Confidential Materials omitted and filed separately
                            with the Securities and Exchange Commission.**

Maintenance fees:



                                   AMENDMENT 1

                                     TO THE

                   SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT

This Amendment 1 is made this 26th day of March, 2003 ("Effective Date") to the Software License and Distribution Agreement dated January 16, 2003, ("Agreement") by and between Netegrity, Inc., a Delaware corporation with its principal place of business at 52 Second Avenue, Waltham, Massachusetts 02451 as licensee ("Netegrity") and Business Layers, Inc., a Delaware corporation with its principal place of business at 365 West Passaic Street, Rochelle Park, New Jersey 07662 ("Business Layers").

                                    RECITALS

      WHEREAS, the parties have entered into the Agreement and now wish to amend the Agreement to make such changes as are specifically covered herein.

      NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1 of the Agreement (Definitions) is hereby amended to include the following definitions:

"OEM Agreement" means the software license and distribution agreement between Licensor and [**] under which Licensor has the right to sublicense and distribute the [**] Software.

"[**] Software" means the [**] software components which Licensor licenses from [**] under the OEM Agreement and any modifications or updates thereto which are embedded in, combined with or licensed in association with the Program, including but not limited to the [**] software component embedded in Licensor's eProvision [**] and eProvision [**].

Section 2.5 of the Agreement (Grant) is hereby amended by adding the following language to the end of the paragraph:

The parties hereby acknowledge that, provided Licensor fulfills all of its obligations under this Amendment 1, the terms of this Amendment 1 satisfy Licensor's obligations under this Section 2.5 of the Agreement.

Section 7 of the Agreement (Source Code Escrow) is hereby amended to add the following new provisions 7.6 and 7.7:

7.6 Licensor hereby represents and warrants that as of the effective date of this Amendment it has entered into a valid, written agreement with [**] under which Licensor has the following minimum source code provisions:

            a. During the Term of the OEM Agreement, [**] shall deposit and maintain fully documented copies of the [**] Software source code and all its components thereof, including all future modifications or updates, promptly with DSI Inc.

            b. DSI will [**]:

               (i) [**] for any reason, [**];

               (ii) [**] to provide maintenance or support for the [**] Software during the period [**], in which case [**] to provide this support for existing Customers of Business Layers (including its affiliates and Distributors) during this period; or

               (iii) [**] to perform any material support or maintenance obligation, according to the performance obligations under the OEM Agreement, [**].

In the event [**] in accordance with this provision, [**] for the purpose of meeting its obligations under this Agreement.

Section 7.7

In the event of any of the following:

            a. a cessation by Licensor, for any reason, to do business; or

            b. the institution of any bankruptcy, receivership, insolvency, dissolution, liquidation, or other similar proceedings by or against Licensor under any Federal or State law and, if against Licensor, such proceedings shall not be dismissed within ninety (90) days of institution, subject to any such proceedings preventing Licensor from performing its maintenance and support or development obligations under this Agreement, then, subject to Netegrity agreeing to be bound by the terms and conditions of the OEM Agreement, all rights which have been granted to Licsensor under the OEM Agreement shall automatically be assigned to Netegrity until the expiration date of this Agreement or the OEM Agreement, whichever is sooner, and any Royalty Fees which Netegrity is obligated to pay to Licensor under this Agreement shall be [**] under the assigned OEM Agreement.

Except as specifically amended above, the Agreement shall remain in full force and effect in the original form agreed by the Parties, and is hereby ratified and confirmed.

This Amendment 1 may be executed and delivered in counterparts, each of which shall constitute an original, and all of which together shall constitute one Amendment. A facsimile, telecopy or other reproduction of this Amendment may be executed by each Party, and an executed copy of this Amendment may be delivered by each Party by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

      IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 on the date first written above.



BUSINESS LAYERS, INC:

Name:           Mark Herman
            --------------------------------

Signature:     /s/ Mark Herman
            --------------------------------

Title:          CFO
            --------------------------------




NETEGRITY, INC.:

Name:           Regina O. Sommer
            --------------------------------

Signature:     /s/ Regina O. Sommer
            --------------------------------

Title:         CFO
            --------------------------------